                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALPHA HOSPITALITY CORPORATION

            The  undersigned  corporation,  in order to amend its Certificate of
Incorporation, hereby certifies as follows:

            FIRST: The name of the corporation is ALPHA HOSPITALITY CORPORATION.

            SECOND:   The   corporation   hereby  amends  its   Certificate   of
Incorporation as follows;  Article FOURTH of the Certificate of Incorporation is
hereby amended to read as follows:

                        "FOURTH:  The total  number of shares of stock
                 that the  Corporation  shall  have the  authority  to
                 issue is eighty million  (80,000,000),  consisting of
                 seventy-five  million.  (75,000,000) shares of Common
                 Stock,  each such  share  having a par value of $.01,
                 and five  million  (5,000,000)  shares  of  Preferred
                 Stock,  each such  share  having a par value of $.01.
                 The Board of  Directors is  expressly  authorized  to
                 issue Preferred Stock without  stockholder  approval,
                 in one or  more  series,  and to fix  for  each  such
                 series such voting powers, full or limited,  and such
                 designations,      preferences      and     relative,
                 participating,  optional or special  rights and  such
                 qualifications,  limitations or restrictions  thereof
                 as shall be stated and expressed in the resolution or
                 resolutions   adopted  by  the  Board  of   Directors
                 providing  for the issue of such series and as may be
                 permitted by the Delaware General Corporation Law."

            Article  ELEVENTH  of the  Certificate  of  Incorporation  is hereby amended to read as follows:

                        "ELEVENTH:    The   Corporation's   Board   of
                 Directors (by a majority vote thereof) shall have the
                 right,  power and  authority  to adopt any new by-law
                 and/or  amend or  repeal  any  then-existing  by-law;
                 provided,  however,  that the Corporation's  Board of
                 Directors may not amend or repeal any by-law that, by
                 its very terms, is not subject to amendment or repeal
                 except  by or  upon  approval  of  the  Corporation's
                 stockholders  or any class,  series or other group or
                 portion thereof."

            THIRD:  The  amendments  effected  herein  were  authorized  by  the affirmative vote of the holders of a majority of the outstanding shares entitled to vote  thereon at a special  meeting of the  stockholders  of the  corporation which was duly called and held,  upon notice in accordance with Sections 222 and
242 of the General Corporation Law of the State of Delaware.

            FOURTH: The undersigned hereby acknowledges that the capital of said corporation  shall not be reduced under or by reason of the amendments  effected herein.

            IN  WTTNESS  WHEREOF,  I hereunto  sign my name and affirm  that the statements made herein are true under the penalties of perjury, this 22nd day of
September, 1999.

                                        /s/ Thomas W. Aro
                                        --------------------------------------
                                        THOMAS W. ARO, Secretary

                                       2